Exhibit 10.21

SIXTEENTH AMENDMENT TO REVOLVING
CREDIT AND SECURITY AGREEMENT
This SIXTEENTH AMENDMENT TO REVOLVING CREDIT AND SECURITY AGREEMENT (this “Amendment”) is entered into as of August 7, 2017 by and among VIRCO MFG. CORPORATION, a Delaware corporation (“VMC”), VIRCO INC., a Delaware corporation (“Virco”, and together with VMC, “Borrowers” and, each individually, a “Borrower”), the financial institutions from time to time party to the Credit Agreement (as defined below) as lenders (collectively, “Lenders”), and PNC BANK, NATIONAL ASSOCIATION (“PNC”), as administrative agent for Lenders (PNC, in such capacity, “Agent”), with respect to the following:
RECITALS
WHEREAS, Borrowers, Lenders and Agent have previously entered into that certain Revolving Credit and Security Agreement, dated as of December 22, 2011 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”).
WHEREAS, Borrowers have advised Lenders and Agent that VMC intends to purchase the Conway Property (as defined below) in an aggregate purchase price of Seven Million Two Hundred Thousand Dollars ($7,200,000), of which Five Million Seven Hundred Sixty Thousand Dollars ($5,760,000) will be evidenced by the Conway Seller Note (as defined below) and the Conway Mortgage (as defined below) (more fully described below as the “Conway Transaction”).
WHEREAS, the Conway Transaction will constitute Events of Default under Section 10.3(a) of the Credit Agreement, as such transaction is prohibited under Sections 7.1(a), 7.2, 7.8 and 7.17 of the Credit Agreement.
WHEREAS, as a result of such potential Events of Default, the Borrowers have requested that Lenders and Agent (a) consent to the acquisition, (b) permit the Borrowers to incur the additional indebtedness and (c) amend the Credit Agreement in certain respects, which Lenders and Agent are willing to do on the terms and subject to the conditions contained in this Amendment.
NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in the Credit Agreement, the Loan Documents and this Amendment, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
AGREEMENTS
A.Definitions Incorporated. Initially capitalized terms used but not otherwise defined in this Amendment have the respective meanings set forth in the Credit Agreement, as amended hereby.
B.Recitals. The Recitals above are incorporated herein as though set forth in full and the Borrowers stipulate to the accuracy of each of the Recitals.
C.Amendments to the Credit Agreement. The Credit Agreement is hereby amended as follows:
1.Amendments to Section 1.2 of the Credit Agreement. Section 1.2 of the Credit Agreement is hereby amended as follows:
(a)The following new definitions are hereby added to Section 1.2 of the Credit Agreement in proper alphabetical order to read as follows:
‘“Conway Indebtedness’ means the Indebtedness of VMC in favor of Sharon Davis, Trustee of The Dewayne Davis Children’s Trust, u/a dated August 1, 1988, in an aggregate original principal amount of $5,760,000, as evidenced by the Conway Seller Note.”
‘“Conway Mortgage’ means the mortgage dated August 7, 2017, by VMC, as the Mortgagor in favor of Sharon Davis, Trustee of The Dewayne Davis Children’s Trust, u/a dated August 1, 1988, as the Mortgagee.”
‘“Conway Mortgagee Waiver Agreement’ means the Mortgagee Waiver Agreement dated August 7, 2017 by and between Sharon Davis, Trustee of The Dewayne Davis Children’s Trust, u/a dated August 1, 1988 and PNC.”
‘“Conway Property’ means the Real Property located at 1655 Amity Road, Conway, Arkansas 72034.”
‘“Conway Seller Note’ means that certain promissory note made by VMC to Sharon Davis, Trustee of The Dewayne Davis Children’s Trust, u/a dated August 1, 1988, dated August 7, 2017 in the original principal amount of $5,760,000.”
‘“Conway Transaction’ means the acquisition by VMC of the Conway Real Property, with an aggregate purchase price of Seven Million Two Hundred Thousand Dollars ($7,200,000), of which Five Million Seven Hundred Sixty Thousand Dollars ($5,760,000) will be evidenced by the Conway Seller Note.”
“Conway Transaction Documents’ means the (a) Conway Mortgage, (b) Conway Mortgagee Waiver Agreement, and (c) Conway Seller Note.”
‘“Sixteenth Amendment’ means the Sixteenth Amendment to Revolving Credit and Security Agreement dated as of August 7, 2017 among Borrowers, the Lenders party thereto and Agent.”
(b)The definition of “Leasehold Interests” in Section 1.2 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
‘“Leasehold Interests’ means all of each Credit Party’s right, title and interest in and to the premise located at 2027 Harpers Way, Torrance, CA 90501.”
(c)The definition of “Permitted Encumbrances” in Section 1.2 of the Credit Agreement is hereby amended as follows (i) clauses (r) and (s) are amended and restated in their entirety, and (ii) a new clause (t) is added to read in its entirety as follows:
“(r) Liens disclosed on Schedule 1.2; provided that such Liens shall secure only those obligations which they secure on the Closing Date and shall not subsequently apply to any other property or assets of any Credit Party,
(s) other Liens securing amounts not exceeding $250,000 in the aggregate at any one time and which (i) are incidental to the conduct of a Credit Party’s business or the ownership of its property and assets, (ii) were not incurred in connection with the incurrence of Funded Debt , (iii) do not constitute blanket liens on the assets of any Credit Party and (iv) do not materially impair the use of such assets in the operation of any Credit Party’s business, and
(t) the Conway Mortgage, subject to the Conway Mortgagee Waiver Agreement.”
For the avoidance of doubt, except as amended under this Section 1(c), the definition of “Permitted Encumbrances” in Section 1.2 of the Credit Agreement remains in full force and effect.
2.Amendment to Section 7.1(a) of the Credit Agreement. Section 7.1(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“(a) Enter into any merger, consolidation or other reorganization with or into any other Person or acquire all or a substantial portion of the assets or Equity Interests of any Person or permit any other Person to consolidate with or merge with it, except for (i) any merger, consolidation or reorganization between the Credit Parties, provided that any Borrower must be the surviving entity of any such merger, consolidation or reorganization to which it is a party, (ii) any merger, consolidation or reorganization between a Credit Party and Subsidiaries of such Credit Party that are not Credit Parties so long as such Credit Party is the surviving entity of any such merger or (iii) the Conway Transaction pursuant and subject to the Conway Transaction Documents.”
For the avoidance of doubt, except as amended under this Section 2, Section 7.1 of the Credit Agreement remains in full force and effect.
3.Amendment to Section 7.8 of the Credit Agreement. Section 7.8 of the Credit Agreement is hereby amended by (i) deleting the text “and” appearing after clause (i) and inserting a semi-colon (“;”), (ii) deleting the period (“.”) appearing after clause (j) and substituting the word “and” in lieu thereof, and (iii) adding a new clause (k) to read in its entirety as follows:
“(k) the Conway Indebtedness.”
For the avoidance of doubt, except as amended under this Section 3, Section 7.8 of the Credit Agreement remains in full force and effect.
4.Amendment to Section 7.17 of the Credit Agreement. Section 7.17 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“7.17 Prepayment of Funded Debt. At any time, directly or indirectly, prepay any Funded Debt (other than the Obligations), or repurchase, redeem, retire or otherwise acquire any Funded Debt of any Credit Party, in an amount not in excess of $150,000 in the aggregate in any fiscal year of the Borrowers. Notwithstanding the foregoing, payments of principal and interest may be made by VMC on the Conway Indebtedness in consecutive monthly installments of $34,904.47, beginning August 2017 as set forth in the Conway Seller Note.”
5.Amendment to Section 7.22 of the Credit Agreement. Section 7.22 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“7.22 Leases. Enter as lessee into any lease arrangement for real or personal property (unless capitalized and permitted under Section 7.6) if after giving effect thereto, aggregate annual rental payments for all leased property would exceed $10,000,000 in any one fiscal year in the aggregate for all Borrowers.”
6.Amendment to Schedule 4.19 of the Credit Agreement. Schedule 4.19 of the Credit Agreement is hereby amended and restated in its entirety as set forth on Annex A attached hereto.
7.Amendment to Notice Address for Agent. The Notice Address for Agent set forth on Schedule A of the Credit Agreement is hereby amended by deleting Agent’s notice address in its entirety and replacing such address with the following:
“Notice Address for Agent:
PNC Bank, National Association
350 South Grand Avenue, Suite 3850
Los Angeles, California 90071
Attention:    Relationship Manager (Virco Mfg. Corporation)
Telephone:    (626) 432-7546
Facsimile:    (626) 432-4589.”

D.Conditions Precedent. The obligations of Agent and Lenders hereunder, and this Amendment, will be effective on the date (the “Sixteenth Amendment Effective Date”) of satisfaction of each of the following conditions precedent, each in a manner in form and substance acceptable to Agent:
1.Amendment. Borrowers shall have delivered to Agent an executed original of this Amendment;
2.Conway Transaction Documents. Borrowers shall have delivered to Agent fully executed copies of the Conway Transaction Documents, including an original copy of the Conway Mortgagee Waiver Agreement;
3.Conway Escrow Instructions. Borrowers shall have delivered to Agent a copy of the escrow instructions and a preliminary title report, generated by the escrow governing VMC’s purchase of the Conway Property;

4.Conway Environmental Reports; Flood Certifications. Agent shall have confirmed receipt of all environmental studies and reports prepared by independent engineering firms with respect to the Conway Property, including, Phase I environmental assessments and satisfactory flood certification;
5.Representations and Warranties. The representations and warranties contained herein and in the Credit Agreement shall be true and correct in all material respects as of the date hereof as if made on the date hereof, except for such representations and warranties limited by their terms to a specific date, in which case each such representation and warranty shall be true and correct in all material respects as of such specific date;
6.No Default. After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing; and
7.Other. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated hereby shall be satisfactory in form and substance to Agent and its counsel.
E.Representations and Warranties. To induce Lenders and Agent to enter into this Amendment, each Borrower represents and warrants to Lenders and Agent as of the date hereof as follows:
1.Such Borrower has full power, authority and legal right to enter into this Amendment and to perform all its respective Obligations hereunder. This Amendment has been duly executed and delivered by such Borrower and the Credit Agreement, as amended by this Amendment constitutes the legal, valid and binding obligation of such Borrower enforceable in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally. The execution, delivery and performance of this Amendment (i) are within such Borrower’s powers, have been duly authorized by all necessary company action, are not in contravention of law or the terms of such Borrower’s by-laws, certificate of incorporation, or other applicable documents relating to such Borrower’s formation or to the conduct of such Borrower’s business or of any material agreement or undertaking to which such Borrower is a party or by which such Borrower is bound, (ii) will not conflict with or violate any law or regulation, or any judgment, order, writ, injunction or decree of any court or Governmental Body, (iii) will not require the Consent of any Governmental Body or any other Person, except those Consents which will have been duly obtained, made or compiled prior to date hereof and which are in full force and effect, and (iv) will not conflict with, nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien except Permitted Encumbrances upon any asset of such Borrower under the provisions of any material agreement, charter document, instrument, by-law or other instrument to which such Borrower is a party or by which it or its property is a party or by which it may be bound.
2.After giving effect to this Amendment, the representations and warranties contained in the Credit Agreement are true and correct in all material respects except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case each such representation and warranty is true and correct in all material respects as of such specific date, and no Default or Event of Default has occurred and is continuing.
F.Reaffirmation. Except as specifically modified by this Amendment, the Credit Agreement and the other Loan Documents remain in full force and effect in accordance with their respective terms and are hereby ratified, reaffirmed and confirmed by Borrowers.
G.Events of Default. Any failure to comply with the terms of this Amendment will constitute an Event of Default under the Credit Agreement.
H.Integration. This Amendment, together with the Credit Agreement and the Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.
I.Severability. If any part of this Amendment is contrary to, prohibited by, or deemed invalid under Applicable Laws, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.
J.Submission of Amendment. The submission of this Amendment to the parties or their agents or attorneys for review or signature does not constitute a commitment by Agent or Lenders to amend or otherwise modify any of the provisions of the Credit Agreement and this Amendment shall have no binding force or effect until the Sixteenth Amendment Effective Date.
K.Counterparts; Facsimile Signatures. This Amendment may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.
L.Governing Law. This Amendment is a Loan Document and is governed by the Applicable Law pertaining in the State of New York, other than those conflict of law provisions that would defer to the substantive laws of another jurisdiction. This governing law election has been made by the parties in reliance on, among other things, Section 5-1401 of the General Obligations Law of the State of New York, as amended (as and to the extent applicable), and other Applicable Law.
M.Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of Borrowers, Lenders, Agent, and all future holders of the Obligations and their respective successors and assigns, except that no Borrower may assign or transfer any of its rights or obligations under this Amendment without the prior written consent of Agent.
N.Attorneys’ Fees; Costs. Borrowers agree to promptly pay, upon written demand, all reasonable and documented attorneys’ fees and costs incurred in connection with the negotiation, documentation and execution of this Amendment. If any legal action or proceeding shall be commenced at any time by any party to this Amendment in connection with its interpretation or enforcement, the prevailing party or parties in such action or proceeding shall be entitled to reimbursement of its reasonable attorneys’ fees and costs in connection therewith, in addition to all other relief to which the prevailing party or parties may be entitled.
O.Jury Trial Waiver. To the extent not prohibited by applicable law, each party to this Amendment hereby expressly waives any right to trial by jury of any claim, demand, action, or cause of action 1. arising under this Amendment or any other instrument, document, or agreement executed or delivered in connection herewith, or 2. in any way connected with or related or incidental to the dealings of the parties hereto or any of them with respect to this Amendment or any other instrument, document, or agreement executed or delivered in connection herewith, or the transactions related hereto or thereto in each case whether now existing or hereafter arising, and whether sounding in contract or tort or otherwise and each party hereto hereby consents that any such claim, demand, action, or cause of action shall be decided by court trial without a jury, and that any party to this Amendment may file an original counterpart or a copy of this Section with any court as written evidence of the consents of the parties hereto to the waiver of their right to trial by jury. Without limiting the applicability of any other provision of the Credit Agreement, the terms of Article XII of the Credit Agreement, INCLUDING WITHOUT LIMITATION SECTION 12.3, shall apply to this Amendment.
P.Total Agreement. This Amendment, the Credit Agreement, and the other Loan Documents contain the entire understanding among Borrowers, Lenders and Agent and supersede all prior agreements and understandings, if any, relating to the subject matter hereof. Any promises, representations, warranties, or guarantees not herein contained and hereinafter made have no force and effect unless in writing, signed by Borrowers’ and Agent’s respective officers. Neither this Amendment nor any portion or provisions hereof may be changed, modified, amended, waived, supplemented, discharged, cancelled, or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged. Each Borrower acknowledges that it has been advised by counsel in connection with the execution of this Amendment and the other Loan Documents and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Amendment.
[Remainder of Page Intentionally Left Blank]
Signature Page to Sixteenth Amendment to Revolving Credit and Security Agreement [Virco]
IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first written above.
VIRCO MFG. CORPORATION,
a Delaware corporation, as a Borrower
By:

Name:	Robert E. Dose

Title:	Senior Vice President-Finance

VIRCO INC.,
a Delaware corporation, as a Borrower
By:

Name:	Robert E. Dose

Title:	Senior Vice President-Finance
Signature Page to Sixteenth Amendment to Revolving Credit and Security Agreement [Virco]
PNC BANK, NATIONAL ASSOCIATION,
as Lender and as Agent
By:

Name:	Jeanette Vandenbergh
Title:      Senior Vice President

Annex A
Annex A

Schedule 4.19

Real Property

Property Location	Owned/Leased
2027 Harpers Way Torrance, CA 90501	Leased
1701 Sturgis Road Conway, AR 72034	Owned
1265 Bruce Street Conway, AR 72034	Owned
1655 Amity Road Conway, AR 72034	Owned